UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20548


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 18, 2006




                          RIDGEWOOD ENERGY L FUND, LLC
             (Exact name of registrant as specified on its charter)




         Delaware                  000-51267                  11-37197243
 (State of Incorporation)   (Commission File Number)   (IRS Employer ID Number)



                   Registrant's address and telephone number:
                  1314 King Street, Wilmington, Delaware 19801
                                 (302) 888-7444





Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2b)

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.02.   Non-reliance on Previously Issued Financial Statements or a
             Related Audit Report or Completed Interim Review

On December 18, 2006, Ridgewood Energy Corporation, the manager of Ridgewood Energy L Fund, LLC (the "Fund"), concluded that the Fund's financial statements as of and for the period from inception to December 31, 2004 (the "2004 Financial Statements") included in the Fund's Form 10, as amended (the "Form 10"), filed with the Securities and Exchange Commission (the "SEC"), the Fund's financial statements as of and for the year ended December 31, 2005 (the "2005 Financial Statements") included in the Fund's Form 10-K filed with the SEC, and the interim financial statements contained in the Fund's Quarterly Reports on Form 10-Q and Form 10-Q/A for the quarterly periods ended March 31, 2005, June 30, 2005, September 30, 2005 and March 31, 2006 (collectively, the "Interim Financial Statements"), should no longer be relied upon and should be restated because of errors in such financial statements that have been detected by management of the Fund.

Correction of the errors in the 2004 Financial Statements, the 2005 Financial Statements and the Interim Financial Statements result from the following matters:

The Fund estimates net loss as reported on the Fund's statement of operations for the period ended December 31, 2005 was understated by approximately $0.8 million. For the period ended December 31, 2005, the Fund erroneously calculated depletion and amortization which, when corrected, resulted in an increase to depletion and amortization expense and accumulated depletion and amortization of approximately $0.4 million in the 2005 Financial Statements. For the period ended December 31, 2005, the Fund overstated the production receivable accrual which, when corrected based on actual information received prior to the issuance of the 2005 Financial Statements, would reduce production receivable and related oil and gas revenue by approximately $0.4 million in the 2005 Financial Statements.

Also, for the period ended December 31, 2004 and for the year ended December 31, 2005, advances to operators for working interests and expenditures of approximately $3.6 million and $1.3 million, respectively, were erroneously recorded as unproved properties, which when corrected, resulted in an increase in advances to operators for working interests and expenditures and a corresponding decrease unproved properties of approximately $3.6 million and $1.3 million in the 2004 Financial Statements and in the 2005 Financial Statements, respectively. For the year ended December 31, 2005 the Fund identified drilling costs that should have been recorded in proved properties that were not recorded as of December 31, 2005. The Fund will record an increase to proved properties and due to operators on the Fund's balance sheet as of December 31, 2005 of approximately $0.5 million. In addition, as of December 31, 2004, the Fund improperly classified approximately $1.0 million as cash and cash equivalents which, when corrected, is presented as Salvage Fund. This improper classification of the Salvage Fund in the 2004 Financial Statements did not have an effect on the 2005 Financial Statements, as the amount was correctly presented in the 2005 Financial Statements.

The above amounts represent management's estimates of the changes to the 2004 Financial Statements and the 2005 Financial Statements at this date and are subject to change based upon further investigation and re-audits. Interim Financial Statements will be adjusted appropriately.

Management of the Fund has discussed with Deloitte & Touche LLP, the Fund's independent registered public accounting firm, the matters disclosed pursuant to
Item 4.02 (a) of Form 8-K.

Management of the Fund has informed Perelson Wiener LLP, the Fund's former independent registered public accounting firm, which provided the independent audit opinions relating to the 2004 Financial Statements and the 2005 Financial Statements, of the restatement.

The Fund will file amended filings as soon as practicable.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                          RIDGEWOOD ENERGY L FUND, LLC

Date:  December 21, 2006                  By: /s/  Kathleen P. McSherry
                                                  ------------------------------
                                                   Kathleen P. McSherry
                                                   Senior Vice President
                                                   and Chief Financial Officer